UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2022 (May 3, 2022)

BOSTON SCIENTIFIC CORPORATION

(Exact name of registrant as specified in charter)

Delaware	1-11083	04-2695240
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

300 Boston Scientific Way, Marlborough, Massachusetts	01752-1234
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (508) 683-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BSX	New York Stock Exchange
0.625% Senior Notes due 2027	BSX27	New York Stock Exchange
5.50% Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share	BSX PR A	New York Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

As part of the ongoing evaluation of its executive compensation programs, the Executive Compensation and Human Resources Committee of the Board of Directors of Boston Scientific Corporation (the "Company"), reviewed the existing form of Change in Control Agreement for executive officers below the chief executive officer level and approved certain modifications to better align executive compensation with increasing stockholder value following a change in control. On May 3, 2022, the Executive Compensation and Human Resources Committee approved changes to the form of Change in Control Agreement for executive officers below the chief executive officer level (“Revised Change in Control Agreements”). The Revised Change in Control Agreements provide for a cash severance payment amount following a change in control (as defined under the Revised Change in Control Agreements) of two times base salary and bonus, as calculated under the agreement, instead of three times base salary and bonus, as provided for under the agreements prior to amendment.

The Company intends to ask each of its eligible executive officers to execute and agree to the terms of the Revised Change in Control Agreements upon the expiration of their existing Change in Control Agreements.

A copy of the form of Revised Change in Control Agreement is filed as Exhibit 10.1 hereto and incorporated by reference. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the form of Revised Change in Control Agreement.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	The Company held the Annual Meeting in a virtual-only format via live webcast.

(b)          The final voting results on each of the matters submitted to a vote of stockholders at the Annual Meeting are set forth below.

(1)       All ten director nominees were elected to the Board for a one-year term to hold office until the Company’s 2023 Annual Meeting of Stockholders and until their successors have been elected and qualified.

Nominee	For	Against	Abstain	Broker Non-Votes
Nelda J. Connors	1,184,941,114	25,966,939	795,391	33,421,847
Charles J. Dockendorff	1,101,021,316	109,957,955	724,173	33,421,847
Yoshiaki Fujimori	1,188,823,285	22,159,948	720,211	33,421,847
Donna A. James	1,180,887,240	30,080,716	735,488	33,421,847
Edward J. Ludwig	1,177,537,388	33,454,632	711,424	33,421,847
Michael F. Mahoney	1,130,551,001	75,373,897	5,778,546	32,421,847
David J. Roux	1,164,971,131	44,614,802	2,117,511	33,421,847
John E. Sununu	1,171,099,286	39,832,624	771,534	33,421,847
David S. Wichmann	1,191,954,790	19,022,372	726,282	33,421,847
Ellen M. Zane	1,122,386,967	88,625,966	690,511	33,421,847

(2)      The advisory vote on the compensation for the Company’s “Named Executive Officers” as disclosed in the Company’s proxy statement for the Annual Meeting was approved.

For	Against	Abstain	Broker Non-Votes
1,085,193,759	124,111,318	2,398,367	33,421,847

(3)      The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2022 fiscal year was ratified.

For	Against	Abstain
1,185,136,735	59,317,844	670,712

 (4)     The amendment and restatement of the Company’s 2006 Global Employee Stock Ownership Plan to, among other things, rename the plan as the Company’s Employee Stock Purchase Plan and add an additional 10,000,000 shares to the plan, was approved.

For	Against	Abstain	Broker Non-Votes
1,208,792,725	2,434,876	475,843	33,421,847

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

10.1	Form of EC Non-CEO Change in Control Agreement

10.2	Boston Scientific Corporation Employee Stock Purchase Plan, Amended and Restated Effective as of July 1, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 6, 2022		BOSTON SCIENTIFIC CORPORATION

	By:	/s/ Susan Thompson
Susan Thompson
Vice President, Chief Corporate Counsel and Assistant Secretary